EXHIBIT 4.9
BAXTER INTERNATIONAL INC.
DESCRIPTION OF SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934
AS OF DECEMBER 31, 2019
The following is a summary description of each class of securities of Baxter International Inc. (the “Company”) that is registered under Section 12 of the Securities and Exchange Act of 1934, as amended, as of December 31, 2019, consisting of (1) our Common Stock, (2) our 1.3% Senior Notes due 2025, (3) our 1.3% Senior Notes due 2029 and (4) our 0.4% Senior Notes due 2024.
In this summary, when we refer to the “Company,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean Baxter International Inc., excluding the Company’s subsidiaries, unless otherwise expressly stated or as the context requires; all references to “common stock” refer only to common stock issued by the Company and not to any common stock issued by any subsidiary.

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DESCRIPTION OF COMMON STOCK
The following is a brief description of the material terms of the Company’s common stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s Amended and Restated Certificate of Incorporation (as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, the “Certificate of Incorporation”) and the Company’s Bylaws, as amended and restated on November 13, 2008 (the “Bylaws”), which are exhibits to the Annual Report of which this exhibit is a part. We encourage you to read the Charter and Bylaws and the applicable provisions of the General Corporation Law of Delaware for additional information.

Authorized Capital Shares
Under our Certificate of Incorporation, we have authority to issue 2,100,000,000 shares of capital stock, consisting of 2,000,000,000 shares of common stock, par value $1.00 per share, and 100,000,000 shares of preferred stock, no par value.
Common Stock
Dividend Rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. The ability of our board of directors to declare and pay dividends on our common stock is subject to the laws of the state of Delaware and the availability of funds.
Voting Rights
Each holder of our common stock is entitled to one vote for each share of record held on all matters submitted to a vote of stockholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation. On May 3, 2016, we amended our Certificate of Incorporation to eliminate classification of the board of directors. As of the 2018 annual meeting of stockholders, the board of directors is no longer classified under Section 141(d) of the Delaware General Corporation Law and directors are no longer divided into three classes.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities.
The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future. As of the date of this prospectus, there are no shares of preferred stock outstanding.
Section 203 of the Delaware General Corporation Law
Baxter is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner or a certain level of stock is acquired upon consummation of the transaction in which the person became an interested stockholder. A business combination includes, among other things, a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with affiliates and associates, owns (or, in certain cases, within three years prior, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203 of the Delaware General Corporation Law, a business combination between Baxter and an interested stockholder is prohibited during the relevant three-year period unless it satisfies one of the following conditions:

•	prior to the time the stockholder became an interested stockholder, the Baxter board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of Baxter’s voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers); or

•	the business combination is approved by the Baxter board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of outstanding voting stock that is not owned by the interested stockholder.
Certain Anti-Takeover Matters
The Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Baxter board of directors rather than pursue non-negotiated takeover attempts. These provisions include:
Board of Directors
Vacancies and newly created seats on the board may be filled only by the board of directors. Subject to limitations contained in the Certificate of Incorporation, only the board of directors may determine the number of directors on the board of directors. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on the board makes it more difficult to change the composition of the board of directors, but these provisions promote a continuity of existing management.
Advance Notice Requirements
The Bylaws establish advance notice procedures with regard to stockholder proposals and nomination of candidates for election as directors to be brought before meetings of Baxter stockholders. These procedures provide that notice of such stockholder proposals must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of Baxter not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the Bylaws.

Special Meetings of Stockholders
The Bylaws provide that special meetings of the stockholders may be called by the chairman of the board, the chief executive officer or the corporate secretary at the direction of the board of directors, or at the request of holders of at least 25% of the shares of common stock outstanding at the time that would be entitled to vote at the meeting.

No Written Consent of Stockholders
The certificate of incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting. The certificate of incorporation does not permit holders of common stock to act by written consent without a meeting.
Amendment of Bylaws and Certificate of Incorporation
Our Certificate of Incorporation may be amended pursuant to Section 242 of the Delaware General Corporation Law. Our Bylaws may be amended by affirmative vote of a majority of directors present at any meeting of the board of directors or by an affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the matter at any regular meeting of the stockholders or any special meeting of the stockholders.
Blank Check Preferred Stock
        The Certificate of Incorporation provides for one hundred million (100,000,000) authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of Baxter by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of Baxter or otherwise determines it is in the best interests of Baxter to issue preferred stock, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, the Certificate of Incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock, as dividends payable to preferred stockholders are typically senior to those that may be declared on shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control. The board of directors currently does not intend to seek stockholder approval prior to any issuance of shares of preferred stock, unless otherwise required by law.

Limitations on Directors’ Liability
Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Article NINTH of Baxter’s Certificate of Incorporation provides that Baxter shall indemnify directors and officers of Baxter and its subsidiaries against certain liabilities that may arise as a result of such service to the fullest extent permitted by the General Corporation Law of the State of Delaware.
Baxter is also empowered by Section 102(b)(7) of the General Corporation Law of the State of Delaware to include a provision in its certificate of incorporation to limit under certain circumstances a director’s liability to Baxter or its stockholders for monetary damages for breaches of fiduciary duty as a director. Article EIGHTH of Baxter’s Certificate of Incorporation states that to the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, directors of Baxter shall not be liable to Baxter or its stockholders for monetary damages for breach of fiduciary duty as a director. Under currently applicable Delaware law, directors will remain liable for damages for (i) a breach of their duty of loyalty to Baxter and its stockholders; (ii) acts or omissions not in good faith; (iii) their intentional misconduct or knowing violation of law; (iv) unlawful dividend payments, stock repurchases or redemptions; and (v) any transaction from which the director derived an improper personal benefit.

Listing
The Common Stock is listed on The New York Stock Exchange under the trading symbol “BAX”.

DESCRIPTION OF 1.3% SENIOR NOTES DUE 2025
The Company previously filed a registration statement on Form S-3 (File No. 333-207810), which was filed with the Securities and Exchange Commission on November 14, 2015 and covers the issuance of the Company’s 1.3% Senior Notes due 2025. The following description of our 1.3% Senior Notes is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the indenture, dated as of August 8, 2006 (the “Base Indenture”), between Baxter International Inc. and J.P. Morgan Trust Company, N.A., as trustee, as supplemented by the eleventh supplemental indenture, dated as of May 30, 2017, which is incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.9 is a part.
We encourage you to read the above referenced indenture, as supplemented, for additional information.

General
We initially issued a total of €600,000,000 aggregate principal amount of notes that will mature on May 30, 2025. We may, from time to time, without the consent of the holders of the notes, issue additional notes on terms and conditions substantially identical to those of the notes (except for the issue date and, in some cases, the initial interest payment date), so that such additional notes will increase the aggregate principal amount of, and will be consolidated and form a single series with, the notes and will otherwise have the same terms as the notes.
We issued the notes in registered form represented by one or more global notes registered in the name of a nominee of, and deposited with, a common depositary for Euroclear and Clearstream, Luxembourg (which we may refer to along with its successors in such capacity as the common depositary). The notes were issued exclusively in registered form and in the minimum denomination of €100,000, and in integral multiples of €1,000 in excess thereof.
The notes are not subject to a sinking fund provision.
Interest Rate
The notes bear interest at a rate of 1.300% per annum. Interest on the notes shall be payable annually in arrears on May 30 of each year, beginning on May 30, 2018. We will make each interest payment to the holders in whose names the notes are registered at the close of business on the date that is (i) in the case of notes represented by a global note, the clearing system business day (which, for these purposes, is a day on which Euroclear and Clearstream, Luxembourg settle payments in euros) immediately prior to the relevant interest payment date and (ii) in all other cases, 15 calendar days prior to the relevant interest payment date (whether or not a business day) (for the purposes of clauses (i) and (ii), such day, the “Record Date”).
Interest on the notes shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or from May 30, 2017, if no interest has been paid on the notes) to, but excluding, the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Market Association).
Ranking
The notes are our direct, unsecured and unsubordinated obligations and will rank equal in priority of payment with all of our other existing and future unsecured and unsubordinated indebtedness, and senior in right of payment to any future subordinated indebtedness. In addition to the notes, we may issue other series of debt securities under the indenture. There is no limit on the total aggregate principal amount of debt securities that we can issue under the indenture.
The notes will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries.
Issuance in Euros
Initial holders of the notes were required to pay for the notes in euros, and principal, premium, if any, and interest payments and additional amounts, if any, in respect of the notes will be payable in euros, except as described below.
If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted to U.S. dollars on the basis of the most recently available market exchange rate for euros, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture or the notes. Neither the trustee nor the paying agent will be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.
Payment of Additional Amounts
All payments in respect of the notes will be made by or on behalf of us without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, we will pay to a beneficial owner who is not a United States person (as defined below) such additional amounts on the notes as are necessary in order that the net payment of the principal of, and premium or redemption price, if any, and interest on, such notes to such beneficial owner, after such withholding or deduction (including any withholding or deduction on such additional amounts), will not be less than the amount provided in such notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply:
1.to any tax, assessment or other governmental charge that would not have been imposed but for the beneficial owner, or a fiduciary, settlor, beneficiary, member or shareholder of the beneficial owner if the beneficial owner is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as (i) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such notes, the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States, or being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States; (ii) being a controlled foreign corporation related to Baxter directly, indirectly or constructively through stock ownership for U.S. federal income tax purposes; (iii) being an owner of a 10% or greater interest in voting stock of Baxter within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or (iv) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;
2.to any holder that is not the sole beneficial owner of such notes, or a portion of such notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or a member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly from Baxter its beneficial or distributive share of the payment;
3.to any tax, assessment or other governmental charge imposed by reason of the holder’s or beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;
4.to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or beneficial owner of the applicable notes to comply with any applicable certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;
5.to any tax, assessment or other governmental charge that is imposed otherwise than by withholding or deducting from the payment;
6.to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;
7.to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any such note, if such payment can be made without such withholding by at least one other paying agent;
8.to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
9.to any tax, assessment or other governmental charge that would have been imposed but for presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder or beneficial owner thereof would have been entitled to additional amounts had the note been presented for payment on the last day of such 30 day period;
10.to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements or any successor provisions thereto (that are substantively comparable and not materially more onerous to comply with) and any regulations or official law, agreement or interpretations thereof in any jurisdiction implementing an intergovernmental approach thereto; or
11.in the case of any combination of the above listed items.
Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any present or future tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons” the term “United States” means the United States of America, any state thereof, and the District of Columbia, and the term “United States person” means (i) any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person for U.S. federal income tax purposes), (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) any trust if a U.S. court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or if a valid election is in place to treat the trust as a United States person.
Optional Redemption
The notes, at any time prior to the date that is three months prior to their maturity date (the “Par Call Date”), will be redeemable in whole at any time or in part, from time to time, at our option, at a “make-whole” redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest (including any additional amounts), if any, to, but excluding, the date of redemption, and (2) the sum of the present values of the principal amount of the notes to be redeemed and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the Par Call Date, discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate, as defined below, plus 20 basis points, plus accrued and unpaid interest (including any additional amounts), if any, to, but excluding, the date of redemption. We shall calculate the redemption price.
On or after the date that is three months prior to their maturity date, the notes will be redeemable in whole at any time or in part, from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest (including any additional amounts), if any, to, but excluding, the date of redemption.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate (as defined below) calculation, at the discretion of the Independent Investment Bank (as defined below) selected by us, a bond that is a direct obligation of the Federal Republic of Germany (“German government bond”), whose maturity is closest to the Par Call Date, or if the Independent Investment Bank in its discretion determines that such similar bond is not in issue, such other German government bond as the Independent Investment Bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day in London prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by the Independent Investment Bank selected by us.
“Independent Investment Bank” means one of the Reference Treasury Dealers that we shall appoint to act as the Independent Investment Bank.
“Reference Treasury Dealers” means Deutsche Bank Aktiengesellschaft, Goldman Sachs & Co. LLC and J.P. Morgan Securities plc (or their respective affiliates that are Primary Treasury Dealers (as defined below)) and their respective successors; provided, however, that if any of the foregoing shall cease to be a broker or dealer of, and/or market maker in, German government bonds (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

To exercise our option to redeem the notes, we will give each holder of notes to be redeemed a notice in writing at least 30 days but not more than 60 days before the redemption date (i) in the case of notes represented by a global note, to and through Euroclear or Clearstream, Luxembourg for communication by them to the holders of interests in the notes to be so redeemed, or (ii) in the case of definitive notes, to each holder of record of the notes to be redeemed at its registered address. If we elect to redeem fewer than all the notes, the trustee will select the particular notes to be redeemed by such method as the trustee deems fair and appropriate and in accordance with the indenture, subject to applicable procedures of Euroclear and Clearstream, Luxembourg as to global notes.
Unless a default occurs in payment of the redemption price, from and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent tax counsel of recognized standing selected by us, will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to the notes, then we may at our option redeem the notes at any time, in whole, but not in part, having given not less than 30 nor more than 60 days prior notice, (i) in the case of notes represented by a global note, to and through Euroclear or Clearstream, Luxembourg for communication by them to the holders of interests in the notes to be redeemed, or (ii) in the case of definitive notes, to each holder of record of the notes to be redeemed at its registered address, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest (including any additional amounts), if any, to, but excluding, the date of redemption.
Offer to Purchase Upon Change of Control Triggering Event
If a Change of Control Triggering Event occurs, other than with respect to notes for which we have exercised our option to redeem as described above, we will be required to make an offer (the “Change of Control Offer”) to each holder of the notes to repurchase all or any part (equal to €100,000 and integral multiples of €1,000 in excess thereof) of that holder’s notes on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes to be repurchased, plus accrued and unpaid interest (including any additional amounts), if any, on the notes to be repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, we will give notice, (i) in the case of notes represented by a global note, to and through Euroclear or Clearstream, Luxembourg for communication by them to the holders of interests in the notes, or (ii) in the case of definitive notes, to each holder of record of the notes at its registered address, with a copy to the trustee describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given (the “Change of Control Payment Date”). The notice will, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:
•accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
•deliver or cause to be delivered to the trustee such notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.
We will not be required to comply with the obligations relating to repurchasing the notes if a third party instead satisfies them. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture with respect to such notes, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations applicable to the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.
If a Change of Control Offer is made, there can be no assurance that we will have available funds sufficient to make the Change of Control Payment for all of the notes that may be tendered for repurchase. See “Risk Factors—We may not be able to repurchase all of the notes upon a change of control triggering event, which would result in a default under the notes.”
For purposes of the change of control offer provisions of the notes, the following terms will be applicable:
“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares, (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the indenture), other than us or one of our subsidiaries or (3) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to be a Change of Control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies.

“Moody’s” means Moody’s Investors Service, Inc.
“Rating Agencies” means (1) each of Moody’s and S&P, and (2) if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Rating Event” means the rating on the notes is lowered by each of the Rating Agencies and the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies but no longer than 180 days) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of our intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm to us in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).
“S&P” means S&P Global Ratings, a division of S&P Global, Inc.
“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of such phrase under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase that holder’s notes as a result of the sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to one or more persons may be uncertain.
Our obligation to purchase the notes following a Change of Control Triggering Event is subject to the provisions described in the accompanying prospectus described in the section entitled “Description of Debt Securities—Defeasance and Covenant Defeasance.”
Book-Entry Procedures, Delivery and Form
The notes were issued in the form of one or more permanent global notes in fully registered, book-entry form. The global notes are registered in the name of a nominee of, and deposited with, a common depositary for Euroclear and Clearstream, Luxembourg. The notes were not issued in a form that would, on the date of this prospectus supplement, enable them to satisfy the European Central Bank’s criteria to be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem. Any such recognition in the future will depend upon the European Central Bank being satisfied that the Eurosystem eligibility criteria then in effect have been met.
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of Euroclear or Clearstream, Luxembourg. Beneficial interests in the global notes may not be exchanged for definitive notes except in the limited circumstances described below. See “—

Exchange of Global Notes for Definitive Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive definitive notes.
Global Clearance and Settlement
The description in this section reflects our understanding of the rules and procedures of Euroclear and Clearstream, Luxembourg as they are in effect as of the date of this prospectus supplement. Those systems could change their rules and procedures at any time.
Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as accountholders in Euroclear and Clearstream, Luxembourg (together, the “ICSDs”). Investors may hold interests in the global notes through either Euroclear or Clearstream, Luxembourg, either directly if they are accountholders in such systems, or indirectly through organizations that are accountholders in such systems.
Euroclear and Clearstream, Luxembourg each holds securities of institutions that have accounts with the ICSD (“participants”) and facilitates the clearance and settlement of securities transactions among their participants in such securities by electronic book-entry transfer between their respective participants, thereby eliminating the need for physical movement of securities certificates. The ICSDs’ participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the ICSDs’ book-entry system is also available to others such as banks, brokers, dealers and trust companies (“indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly. Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depository and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.
We expect that pursuant to procedures established by the ICSDs, upon the deposit of the global notes with the common depositary, the ICSDs will credit, on their book-entry registration and transfer systems, the interest in the notes represented by such global notes to the accounts of participants. The accounts to be credited shall be designated by the underwriters of the notes. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the ICSDs (with respect to participants’ interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the global notes other than participants).
So long as the nominee of the common depositary is the registered holder and owner of the global notes, such nominee will be considered the sole legal owner and holder of the notes evidenced by the global notes for all purposes of such notes. Except as set forth below, as an owner of a beneficial interest in the global notes, you will not be entitled to have the notes represented by the global notes registered in your name, will not receive or be entitled to receive physical delivery of definitive notes and will not be considered to be the owner or holder of any notes under the global notes. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global notes desires to take any action that the nominee of the common depositary, as the holder of the global notes, is entitled to take, the common depositary will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
All payments on notes represented by the global notes registered in the name of the nominee of the common depositary will be made to the ICSDs or the nominee of the common depositary, as the case may be, as the registered owner and holder of the global notes, and our obligations to make payment on notes will, to the extent of such payments to the ICSDs or, as the case may be, the nominee of the common depositary, be discharged.
We expect that the ICSDs, upon receipt of any payment on the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of the ICSDs. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global notes held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global notes for any notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the ICSDs and their participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global notes owning through such participants or indirect participants.
Although the ICSDs customarily operate the foregoing procedures in order to facilitate transfers of interests in the global notes among participants or indirect participants of the ICSDs, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by either ICSD or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Secondary Transfers
Transfers of any interests in notes represented by a global note within Euroclear and Clearstream, Luxembourg will be effected in accordance with the customary rules and operating procedures of the relevant clearing system.
On or after the issue date of the notes, transfers of notes represented by a global note between accountholders in Clearstream, Luxembourg and Euroclear will generally have a settlement date three clearing system business days (which, for these purposes, is a day on which Euroclear and Clearstream, Luxembourg settle payments in euro) after the trade date (T+3).
None of the us, the trustee, the paying agent or any underwriter will be responsible for any performance by Euroclear or Clearstream, Luxembourg or their accountholders of their respective obligations under the rules and procedures governing their operations and none of them will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the notes represented by a global note or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Same-Day Settlement and Payment
We will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest and additional amounts, if any) by wire transfer of immediately available funds to the account specified by the paying agent; provided, however, that at our option payment in respect of definitive notes may be made by (1) check mailed to the address of the person entitled thereto as such address shall appear in the security register on the Record Date or (2) wire transfer as directed by the holder of the relevant notes, in immediately available funds to accounts maintained by the holder of notes or its nominee; provided further that in the case of a definitive note (x) the holder thereof shall have provided written wiring instructions to the paying agent on or before the related Record Date and (y) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check mailed to the address of such holder specified in the security register on the Record Date.
If the principal of or any premium or interest or additional amounts on the notes or amounts payable upon any redemption of the notes is payable on a day that is not a Payment Business Day, the payment will be made on the following Payment Business Day without the accrual of any interest on that payment.
For these purposes “Payment Business Day” means any day that is:
1.a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and the City of London and, in the case of definitive notes only, the relevant place of presentation; and
2.a day on which the TARGET 2 System is open for the settlement of payment in euros.
For these purposes “TARGET 2 System” means the Trans-European Automatic Real-Time Gross Settlement Express Transfer (TARGET 2) System (or any successor thereto).
Exchange of Global Notes for Definitive Notes
We will issue definitive notes upon surrender of the global notes in accordance with their terms only if:
1. an Event of Default has occurred and is continuing; or
2. either Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days or more (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the trustee is available; or
3. we would suffer a disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of Euroclear and/or Clearstream, Luxembourg which would not be suffered were the notes in definitive form and a certificate to such effect signed by one of our authorized signatories is given to the trustee.
Thereupon (in the case of (a) or (b) above) the holder of a global note (acting on behalf of one or more of the accountholders) or the trustee may give notice to us and (in the case of (c) above) we may give notice to the trustee and the noteholders, of our intention to exchange a global note for definitive notes on or after the Exchange Date (as defined below).
On or after the Exchange Date the holder of the global note may, or in the case of (c) above, shall surrender it to or to the order of the trustee or registrar. In exchange for the global note, we shall deliver, or procure the delivery of, an equal aggregate principal amount of definitive notes, security printed in accordance with any applicable legal and stock exchange requirements. On exchange of the global note, we will procure that it is cancelled.
For these purposes, “Exchange Date” means a day specified in the notice requiring exchange falling not less than 60 days after that on which the notice requiring exchange is given and being a day on which banks are open for general business in London, the place in which the specified office of the trustee is located and, except in case of exchange pursuant to (b) above, in the place in which Euroclear and Clearstream, Luxembourg are located.

In all cases, definitive notes delivered in exchange for any global note or beneficial interest in any global note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the holder of the relevant global notes, provided that the denomination of any definitive note may not, at any time, be less than €100,000.
Neither we nor the trustee will be liable for any delay by the holder of the relevant global notes identifying the holders of beneficial interests in the global notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from Euroclear or Clearstream, Luxembourg for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the definitive notes to be issued).
Certain Covenants
Unless otherwise indicated in the prospectus supplement, Baxter will not, and will not cause or permit any restricted subsidiary to, create, incur, assume or guarantee any indebtedness that is secured by a security interest in any principal facilities of Baxter or any restricted subsidiary or in shares of stock owned directly or indirectly by Baxter in any restricted subsidiary or in indebtedness for money borrowed by one of its restricted subsidiaries from Baxter or another of the restricted subsidiaries (“secured debt”) unless the debt securities then outstanding and any other indebtedness of or guaranteed by Baxter or such restricted subsidiary then entitled to be so secured is secured equally and ratably with or prior to any and all other obligations and indebtedness thereby secured, with exceptions as listed in the indenture. These restrictions do not apply to indebtedness secured by:

•any security interest on any property which is a parcel of real property at a manufacturing plant, a warehouse or an office building and which is acquired, constructed, developed or improved by Baxter or a restricted subsidiary, which security interest secures or provides for the payment of all or any part of the acquisition cost of the property or the cost of the construction, development or improvement of the property and which security interest is created prior to, at the same time as, or within 120 days after (i) in the case of the acquisition of property, the completion of the acquisition of the property and (ii) in the case of construction, development or improvement of property, the later to occur of the completion of such construction, development or improvement or the commencement of operation, use or commercial production of the property
• any security interest on property existing at the time of the acquisition of such property by Baxter or a restricted subsidiary which security interest secures obligations assumed by Baxter or a restricted subsidiary;
• any security interest arising from conditional sales agreements or title retention agreements with respect to property acquired by Baxter or any restricted subsidiary; • security interests existing on the property or on the outstanding shares or indebtedness of a corporation or firm at the time the corporation or firm becomes a restricted subsidiary or is merged or consolidated with Baxter or a restricted subsidiary or at the time the corporation or firm sells, leases or otherwise disposes of its property as an entirety or substantially as an entirety to Baxter or a restricted subsidiary;
• security interests securing indebtedness of a restricted subsidiary to Baxter or to another restricted subsidiary;
• mechanics’ and other statutory liens arising in the ordinary course of business in respect of obligations which are not due or which are being contested in good faith; • security interests arising by reason of deposit with, or the giving of any form of security to, any governmental agency which is required by law as a condition to the transaction of any business;

• security interests for taxes, assessments or governmental charges or levies not yet delinquent or security interests for taxes, assessments or governmental charges or levies already delinquent but which are being contested in good faith; • security interests arising in connection with legal proceedings, including judgment liens, so long as the proceedings are being contested in good faith and, in the case of judgment liens, the execution has been stayed;
• landlords’ liens on fixtures leased by Baxter or a restricted subsidiary in the ordinary course of business;
• security interests arising in connection with contracts and subcontracts with or made at the request of the United States, any state, or any department, agency or instrumentality of the United States or any state;
• security interests that secure an obligation issued by the United States or any state, territory or possession of the United States or any of their political subdivisions or the District of Columbia, in connection with the financing of the cost of construction or acquisition of a principal facility or a part of a principal facility;
• security interests by reason of deposits to qualify Baxter or a restricted subsidiary to conduct business, to maintain self-insurance, or to obtain the benefits of, or comply with, laws;
• the extension of any security interest existing on the date of the indenture on a principal facility to additions, extensions or improvements to the principal facility and not as a result of borrowing money or the securing of indebtedness incurred after the date of the indenture; or
• any extension, renewal or refunding, or successive extensions, renewals or refundings, in whole or in part of any secured debt secured by any security interest listed above, provided that the principal amount of the secured debt secured thereby does not exceed the principal amount outstanding immediately prior to the extension, renewal or refunding and that the security interest securing the secured debt is limited to the property which, immediately prior to the extension, renewal or refunding, secured the secured debt and additions to the property.
For purposes of the indenture, “principal facilities” are any manufacturing plants, warehouses, office buildings and parcels of real property owned by Baxter or any restricted subsidiary, provided each such facility has a gross book value, without deduction for any depreciation reserves, in excess of 2% of Baxter’s consolidated net tangible assets other than any facility that is determined by Baxter’s board of directors to not be of material importance to the business conducted by Baxter and its subsidiaries taken as a whole.
For purposes of the indenture, “consolidated net tangible assets” are the total amount of assets that would be included on Baxter’s consolidated balance sheet under generally accepted accounting principles after deducting all short-term liabilities and liability items, except for indebtedness payable more than one year from the date of incurrence and all goodwill, trade names, trademarks, patents, unamortized debt discount and unamortized expense incurred in the issuance of debt and other like intangibles, except for prepaid royalties.
Notwithstanding the limitations on secured debt described above, Baxter and any restricted subsidiary may create, incur, assume or guarantee secured debt, without equally and ratably securing the debt securities, provided that the sum of such secured debt and all other secured debt entered into after the date of the indenture, other than secured debt permitted as described in the bullet points above, does not exceed 15% of Baxter’s consolidated net tangible assets.

For purposes of the indenture, a “restricted subsidiary” is any corporation in which Baxter owns voting securities entitling it to elect a majority of the directors and which is either designated as a restricted subsidiary in accordance with the indenture or:

• existed as such on the date of the indenture or is the successor to, or owns, any equity interest in, a corporation which so existed;
• has its principal business and assets in the United States;
• the business of which is other than the obtaining of financing in capital markets outside the United States or the financing of the acquisition or disposition of real or personal property or dealing in real property for residential or office building purposes; and
• does not have assets substantially all of which consist of securities of one or more corporations which are not restricted subsidiaries.
Restrictions on Mergers, Consolidations and Transfers of Assets
Unless otherwise indicated in the prospectus supplement, Baxter will not consolidate with or merge into or sell, transfer or lease all or substantially all of its respective properties and assets to another person unless:

• in the case of a merger, Baxter is the surviving corporation, or
• the person into which Baxter is merged or which acquires all or substantially all of the properties and assets of Baxter expressly assumes all of the obligations of Baxter relating to the debt securities and the indenture.
Upon any of the consolidation, merger or transfer, the successor corporation will be substituted for Baxter under the indenture. The successor corporation may then exercise all of the powers and rights of Baxter under the indenture, and Baxter will be released from all of its obligations and covenants under the debt securities and the indenture. If Baxter leases all or substantially all of its assets, the lessee corporation will be the successor and may exercise all of the respective powers and rights under the indenture but Baxter will not be released from its obligations and covenants under the debt securities and the indenture.

Events of Default
The indenture defines an “event of default” with respect to any series of debt securities. Each of the following will be an event of default under the indenture for any series of debt securities:

• our failure to pay interest on any of the debt securities when due, and continuance of the default for a period of 30 days;
• our failure to pay principal or premium, if any, on that series of the debt securities when due, whether at maturity or otherwise;
• default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of such series;
• our failure to perform, or our breach, of any covenant or warranty in the indenture in respect of that series, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities, and continuance of that failure or breach, without that failure or breach having been cured or waived, for a period of 90 days after the trustee gives notice to us or, in the case of notice by the holders, the holders not less than 25% in aggregate principal amount of the outstanding debt securities of that series give notice to us and the trustee, specifying the default or breach;
• specified events involving our bankruptcy, insolvency or reorganization; or
• any other event of default we may provide for that series.
An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to a series of debt securities, the trustee will mail to all holders of debt securities of that series notice of the default, unless the default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to a series of debt securities, except a default in payment of principal, premium, if any, or interest, if any, if the trustee considers it in the best interest of the holders to do so. In the case of a default in the performance, or breach, of any covenant or warranty in the indenture or in respect of a series of debt securities, no notice will be given until at least 30 days after the occurrence of the default or breach. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to a series of debt securities.
The indenture provides that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization, with respect to a series of debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, and accrued and unpaid interest, if any, on, the debt securities in that series to be due and payable immediately. The indenture also provides that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to a series of debt securities occurs then the principal of, and accrued and unpaid interest, if any, on, all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities. However, upon specified conditions, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may rescind and annul an acceleration of the debt securities of that series and its consequences.
Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless those holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by taking such action.
Subject to this requirement, holders of a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the debt securities of that series.
The indenture requires the annual filing with the trustee of a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of Baxter that states whether Baxter is in default under the terms, provisions or conditions of the indenture.
Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.
Modification and Waivers
The indenture permits Baxter and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of a series affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities or the rights of the holders of the debt securities under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, among other things:

• change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, with respect to the debt securities;
• reduce the principal of or any premium on the debt securities or reduce the rate of interest on or the redemption or repurchase price of the debt securities;
• change any place where or the currency in which the principal of, any premium or interest on, any debt security is payable;
• impair a holder’s right to institute suit to enforce any payment on or after the stated maturity of the debt securities or, in the case of redemption, on or after the redemption date;
• reduce the percentage in principal amount of outstanding debt securities whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences;
• make certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of outstanding debt securities necessary to consent to any such change; or
• make any change that adversely affects the right, if any, to convert or exchange any debt security for common stock or other securities in accordance with its terms.
The indenture also contains provisions permitting Baxter and the trustee, without the consent of the holders of the debt securities, to modify or amend the indenture, among other things:

• to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities any property or assets which Baxter may desire;
• to evidence succession of another corporation to Baxter, or its successors, and the assumption by the successor corporation of the covenants, agreements and obligations of Baxter;
• to add covenants and agreements of Baxter to those included in the indenture for the protection of holders of debt securities and to make the occurrence of a default of any such covenants or agreements a default or an event of default permitting enforcement of the remedies set forth in the indenture;
• to add, delete or modify the events of default with respect to any series of debt securities the form and terms of which are being established pursuant to such supplemental indenture;

• to prohibit the authentication and delivery of additional series of debt securities under the indenture;
• to cure any ambiguity or correct or supplement any provision contained in the indenture or any supplemental indenture which may be defective or inconsistent with any other provisions contained therein;
• to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture and shall not adversely affect the interests of the holders of the debt securities in any material respect;
• to establish the form and terms of debt securities of any series issued under the indenture; or
• to evidence and provide for acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.
The holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with some of the restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of debt securities, waive any past default under the indenture with respect to the debt securities and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security.
In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under an indenture as of a specified date:

• the principal amount of an “original issue discount security” that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date,
• if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security,
• the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. currency equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above, and
• debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.
Satisfaction and Discharge
Upon the direction of Baxter, the indenture will cease to be of further effect with respect to any debt security specified, subject to the survival of specified provisions of the indenture, when:

• either: (i) all debt securities issued under the indenture, subject to exceptions, have been delivered to the trustee for cancellation; or (ii) all debt securities issued under the indenture have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Baxter has deposited with the trustee, in trust, funds in United States dollars, or direct or indirect obligations of the United States (“government obligations”) in an amount sufficient to pay the entire indebtedness on the debt securities including the principal, premium, if any, interest, if any, to the date of the deposit, if the debt securities have become due and payable, or to the maturity or redemption date of the debt securities, as the case may be;
• Baxter has paid all other sums payable under the indenture with respect to the outstanding debt securities issued under the indenture; and
• the trustee has received each officer’s certificate and opinion of counsel called for by the indenture.
Defeasance and Covenant Defeasance
Baxter may elect with respect to the debt securities issued under the indenture either

• to defease and be discharged from all of its obligations with respect to the outstanding debt securities (“defeasance”), except for, among other things,
• the obligation to register the transfer or exchange of the debt securities,
• the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities,
• the obligation to maintain an office or agency in respect of the debt securities, and
• the obligation to hold monies for payment in trust; or
• to be released from its obligations with respect to the debt securities under specified covenants in the indenture including those described under the heading “Certain Covenants — Restrictions on the creation of secured debt”, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”), in either case upon the irrevocable deposit by Baxter with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in United States dollars and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest, if any, on the due dates for those payments.
The defeasance or covenant defeasance described above will only be effective if, among other things:

• it will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Baxter is a party or is bound;
• in the case of defeasance, Baxter will have delivered to the trustee an opinion of independent counsel confirming that

• Baxter has received from or there has been published by the Internal Revenue Service a ruling, or
• since the date of the indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based on this ruling or change in law, the opinion of counsel will confirm that the holders of the debt securities then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

• in the case of covenant defeasance, Baxter will have delivered to the trustee an opinion of independent counsel to the effect that the holders of the debt securities then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;
• if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest, if any, with respect to the debt securities provided the debt securities are redeemed on a particular redemption date, Baxter will have given the trustee irrevocable instructions to redeem the debt securities on that date; and
• no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities will have occurred and be continuing on the date of the deposit into trust, and, solely in the case of defeasance, no event of default or event which with notice or lapse of time or both would become an event of default arising from specified events of bankruptcy, insolvency or reorganization with respect to Baxter will have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.
In the event covenant defeasance is effected with respect to the debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities at the time of any acceleration resulting from that event of default. However, Baxter would remain liable to make payment of those amounts due at the time of acceleration.
Listing
The 2025 Notes are traded on The New York Stock Exchange under the bond trading symbol of “Bax 25”.
Governing Law
The indenture is, and the notes are, governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

The Trustee, Registrar and Paying Agent
The Bank of New York Mellon Trust Company, N.A. is the trustee and registrar and The Bank of New York Mellon, London Branch is the paying agent with respect to the notes. Neither the trustee nor the paying agent shall be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Rating Event or Change of Control Triggering Event has occurred.
Notices
So long as any notes are represented by a global note and such global note is held on behalf of a clearing system, (i) notices to the holders of notes of the series may be given by delivery of the relevant notice to that clearing system for communication by it to entitled accountholders, and (ii) notices of holders of notes may be given to us through the clearing systems in accordance with the rules and regulations of the clearing systems in effect from time to time.

DESCRIPTION OF 1.3% SENIOR NOTES DUE 2029 AND 0.4% SENIOR NOTES DUE 2024
The Company Previously filed a registration statement on Form S-3 (File No. 333-226987), which was filed with the Securities and Exchange Commission on August 23, 2018 and covers the issuance of the Company’s 1.3% Senior Notes due 2029 and 0.4% Senior Notes due 2024. The following description is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the indenture, dated as of August 8, 2006 (the “Base Indenture”), between Baxter International Inc. and J.P. Morgan Trust Company, N.A., as trustee, as supplemented by the twelfth supplemental indenture, dated as of May 15, 2019, which is incorporated by reference as exhibit to the Annual Report on Form 10-K of which this Exhibit 4.9 is a part.
General
We initially issued €750,000,000 aggregate principal amount of fixed rate notes that will mature on May 15, 2024 (the “2024 Notes”) and €750,000,000 aggregate principal amount of fixed rate notes that will mature on May 15, 2029 (the “2029 Notes” and, together with the 2024 Notes, the “notes”). We will make each interest payment to the holders in whose names the notes are registered at the close of business on the date that is (i) in the case of notes represented by a global note, the clearing system business day (which, for these purposes, is a day on which Euroclear and Clearstream, Luxembourg settle payments in euros) immediately prior to the relevant interest payment date and (ii) in all other cases, 15 calendar days prior to the relevant interest payment date (whether or not a business day) (for the purposes of clauses (i) and (ii), such day, the “Record Date”). Interest on the notes began to accrue from May 15, 2019.
We may, from time to time, without the consent of the holders of any series of the notes, issue additional notes of any such series on terms and conditions substantially identical to those of the notes of such series (except for the issue date and, in some cases, the initial interest payment date), so that such additional notes will increase the aggregate principal amount of, and will be consolidated and form a single series with, the notes of such series and will otherwise have the same terms as the notes of such series; provided that we will not issue such additional notes as part of the same series as the outstanding notes, unless the additional notes are fungible with the outstanding notes for U.S. federal income tax purposes.
We issued each series of notes in registered form, each represented by one or more global notes registered in the name of a nominee of, and deposited with, a common depositary for Euroclear and Clearstream, Luxembourg (which we may refer to along with its successors in such capacity as the common depositary). The notes were issued exclusively in registered form and in the minimum denomination of €100,000, with integral multiples of €1,000 in excess thereof.
The notes are not subject to a sinking fund provision.

Interest on the Notes
The 2024 Notes accrue interest at a rate of 0.400% per annum and the 2029 Notes accrue interest at a rate of 1.300% per annum. Interest on the 2024 Notes is payable annually in arrears on May 15 of each year, beginning on May 15, 2020. Interest on the 2029 Notes is payable annually in arrears on May 15 of each year, beginning on May 15, 2020.
Interest on each series of notes is computed on the basis of the actual number of days in the period for which interest is being calculated for such series of notes and the actual number of days from and including the last date on which interest was paid on such series of notes (or from May 15, 2019, if no interest has been paid on the notes) to, but excluding, the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Market Association).
Ranking
The notes are our direct, unsecured and unsubordinated obligations and will rank equal in priority of payment with all of our other existing and future unsecured and unsubordinated indebtedness, and senior in right of payment to any future subordinated indebtedness. In addition to the notes, we may issue other series of debt securities under the indenture. There is no limit on the total aggregate principal amount of debt securities that we can issue under the indenture.
The notes will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries.

Issuance in Euros
Initial holders of the notes were required to pay for the notes in euros, and principal, premium, if any, and interest payments and additional amounts, if any, in respect of the notes will be payable in euros, except as described below.
If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted to U.S. dollars on the basis of the most recently available market exchange rate for euros, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture or the notes. Neither the trustee nor the paying agent will be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Payment of Additional Amounts
All payments in respect of the notes will be made by or on behalf of us without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, we will pay to a beneficial owner who is not a United States person (as defined below) such additional amounts on the notes as are necessary in order that the net payment of the principal of, and premium or redemption price, if any, and interest on, such notes to such beneficial owner, after such withholding or deduction (including any withholding or deduction on such additional amounts), will not be less than the amount provided in such notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply:

(a) to any tax, assessment or other governmental charge that would not have been imposed but for the beneficial owner, or a fiduciary, settlor, beneficiary, member or shareholder of the beneficial owner if the beneficial owner is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as (i) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such notes, the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States, or being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States; (ii) being a controlled foreign corporation related to Baxter directly, indirectly or constructively through stock ownership for U.S. federal income tax purposes; or (iii) being an owner of a 10% or greater interest in voting stock of Baxter within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision;
(b) to any holder that is not the sole beneficial owner of such notes, or a portion of such notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or a member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly from Baxter its beneficial or distributive share of the payment;
(c) to any tax, assessment or other governmental charge imposed by reason of the holder’s or beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;
(d) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or beneficial owner of the applicable notes to comply with any applicable certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;
(e) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding or deducting from the payment;
(f) to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;
(g) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any such note, if such payment can be made without such withholding by at least one other paying agent;
(h) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
(i) to any tax, assessment or other governmental charge that would have been imposed but for presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder or beneficial owner thereof would have been entitled to additional amounts had the note been presented for payment on the last day of such 30 day period;

(j) to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements or any successor provisions thereto (that are substantively comparable and not materially more onerous to comply with) and any regulations or official law, agreement or interpretations thereof in any jurisdiction implementing an intergovernmental approach thereto; or
(k) in the case of any combination of the above listed items.
Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any present or future tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.
As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons” the term “United States” means the United States of America, any state thereof, and the District of Columbia, and the term “United States person” means (i) any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person for U.S. federal income tax purposes), (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) any trust if a U.S. court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or if a valid election is in place to treat the trust as a United States person.

Optional Redemption
The 2024 Notes, at any time prior to the date that is one month prior to their maturity date, and the 2029 Notes, at any time prior to the date that is three months prior to their maturity date (each such date, a “Par Call Date”), will be redeemable, in whole at any time or in part, from time to time, at our option, at a “make-whole” redemption price equal to the greater of (1) 100% of the principal amount of the relevant series of notes to be redeemed plus accrued and unpaid interest (including any additional amounts), if any, to, but excluding, the date of redemption, and (2) the sum of the present values of the principal amount of the relevant series of notes to be redeemed and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the applicable Par Call Date for such series, in each case discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate, as defined below, plus 15 basis points, in the case of the 2024 Notes, and plus 25 basis points, in the case of the 2029 Notes, in each case plus accrued and unpaid interest (including any additional amounts), if any, to, but excluding, the date of redemption. We will calculate the redemption price.
On or after the applicable Par Call Date for each series of notes, such notes will be redeemable, in whole at any time or in part, from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest (including any additional amounts), if any, to, but excluding, the date of redemption.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate (as defined below) calculation, at the discretion of the Independent Investment Bank (as defined below) selected by us, a bond that is a direct obligation of the Federal Republic of Germany (“German government bond”), whose maturity is closest to the Par Call Date, or if the Independent Investment Bank in its discretion determines that such similar bond is not in issue, such other German government bond as the Independent Investment Bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day in London prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by the Independent Investment Bank selected by us.
“Independent Investment Bank” means one of the Reference Bond Dealers that we shall appoint to act as the Independent Investment Bank.
“Reference Bond Dealers” means Barclays Bank PLC, Citigroup Global Markets Limited and Merrill Lynch International (or their respective affiliates that are Primary Bond Dealers (as defined below)) and their respective successors; provided, however, that if any of the foregoing shall cease to be a broker or dealer of, and/or market maker in, German government bonds (a “Primary Bond Dealer”), we will substitute therefor another Primary Bond Dealer.
To exercise our option to redeem any series of notes, we will give each holder of notes of such series to be redeemed a notice in writing at least 10 days but not more than 60 days before the redemption date (i) in the case of notes represented by a global note, to and through Euroclear or Clearstream, Luxembourg for communication by them to the holders of interests in the notes to be so redeemed, or (ii) in the case of definitive notes, to each holder of record of the notes to be redeemed at its registered address. If we elect to redeem fewer than all the notes of a series, the trustee will select the particular notes to be redeemed by such method as the trustee deems fair and appropriate and in accordance with the indenture, subject to applicable procedures of Euroclear and Clearstream, Luxembourg as to global notes. Notices of redemption may be subject to the satisfaction of one or more conditions precedent established by us in our sole discretion.
Unless a default occurs in payment of the redemption price, from and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent tax counsel of recognized standing selected by us, will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to the notes, then we may at our option redeem the notes at any time, in whole, but not in part, having given not less than 10 nor more than 60 days prior notice, (i) in the case of notes represented by a global note, to and through Euroclear or Clearstream, Luxembourg for communication by them to the holders of interests in the notes to be redeemed, or (ii) in the case of definitive notes, to each holder of record of the notes to be redeemed at its registered address, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest (including any additional amounts), if any, to, but excluding, the date of redemption.

Offer to Purchase Upon Change of Control Triggering Event
If a Change of Control Triggering Event occurs, other than with respect to the notes for which we have exercised our option to redeem as described above, we will be required to make an offer (the “Change of Control Offer”) to each holder of the notes to repurchase all or any part (equal to €100,000 and integral multiples of €1,000 in excess thereof) of that holder’s notes on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes to be repurchased, plus accrued and unpaid interest (including any additional amounts), if any, on the notes to be repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”), subject to the right of holders of record of the notes on the relevant Record Date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, we will give notice, (i) in the case of notes represented by a global note, to and through Euroclear or Clearstream, Luxembourg for communication by them to the holders of interests in the notes, or (ii) in the case of definitive notes, to each holder of record of the notes at its registered address, with a copy to the trustee describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given (the “Change of Control Payment Date”). The notice will, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:
• accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
• deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
• deliver or cause to be delivered to the trustee such notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.
We will not be required to comply with the obligations relating to repurchasing the notes if a third party instead satisfies them. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture with respect to such notes, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations applicable to the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.
If a Change of Control Offer is made, there can be no assurance that we will have available funds sufficient to make the Change of Control Payment for all of the notes that may be tendered for repurchase. See “Risk Factors—We may not be able to repurchase all of the notes upon a change of control triggering event, which would result in a default under the notes.”
For purposes of the change of control offer provisions of the notes, the following terms will be applicable:
“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and l3d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock or other Voting Stock into which our

Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares, (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the indenture), other than us or one of our subsidiaries or (3) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to be a Change of Control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies.
“Moody’s” means Moody’s Investors Service, Inc.
“Rating Agencies” means (1) each of Moody’s and S&P, and (2) if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Rating Event” means, with respect to any series of the notes, the rating on such notes is lowered by each of the Rating Agencies and such notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of such notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies but no longer than 180 days) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of our intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm to us in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).
“S&P” means S&P Global Ratings, a division of S&P Global, Inc.
“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of such phrase under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase that holder’s notes as a result of the sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to one or more persons may be uncertain.
Our obligation to purchase the notes following a Change of Control Triggering Event is subject to the provisions described in the accompanying prospectus described in the section entitled “Description of Debt Securities—Defeasance and Covenant Defeasance.”

Assumption of Obligations
With respect to each series of notes, if we become a direct or indirect wholly-owned subsidiary of a holding company, such holding company may elect to assume our obligations (or those of any entity which shall have previously assumed our obligations) under the notes of such series; provided, that the successor entity expressly assumes such obligations, and will be substituted in all respects, under the indenture, in a form satisfactory to the trustee, and we are released from all of our obligations under the notes.
Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the indenture with respect to the notes of such series with the same effect as if the successor entity had been named under the indenture.

Book-Entry Procedures, Delivery and Form
The notes were issued in the form of one or more permanent global notes in fully registered, book-entry form. The global notes are registered in the name of a nominee of, and deposited with, a common depositary for Euroclear and Clearstream, Luxembourg. The notes were not issued in a form that would, on the date of issuance, enable them to satisfy the European Central Bank’s criteria to be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem. Any such recognition in the future will depend upon the European Central Bank being satisfied that the Eurosystem eligibility criteria then in effect have been met.
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of Euroclear or Clearstream, Luxembourg. Beneficial interests in the global notes may not be exchanged for definitive notes except in the limited circumstances described below. See “—Exchange of Global Notes for Definitive Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive definitive notes.

Global Clearance and Settlement
The description in this section reflects our understanding of the rules and procedures of Euroclear and Clearstream, Luxembourg as they are in effect as of the date of this prospectus supplement. Those systems could change their rules and procedures at any time.
Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as accountholders in Euroclear and Clearstream, Luxembourg (together, the “ICSDs”). Investors may hold interests in the global notes through either Euroclear or Clearstream, Luxembourg, either directly if they are accountholders in such systems, or indirectly through organizations that are accountholders in such systems.
Euroclear and Clearstream, Luxembourg each holds securities of institutions that have accounts with the ICSD (“participants”) and facilitates the clearance and settlement of securities transactions among their participants in such securities by electronic book-entry transfer between their respective participants, thereby eliminating the need for physical movement of securities certificates. The ICSDs’ participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the ICSDs’ book-entry system is also available to others such as banks, brokers, dealers and trust companies (“indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly. Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depository and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.
We expect that pursuant to procedures established by the ICSDs, upon the deposit of the global notes with the common depositary, the ICSDs will credit, on their book-entry registration and transfer systems, the interest in the notes represented by such global notes to the accounts of participants. The accounts to be credited shall be designated by the underwriters of the notes. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the ICSDs (with respect to participants’ interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the global notes other than participants).
So long as the nominee of the common depositary is the registered holder and owner of the global notes, such nominee will be considered the sole legal owner and holder of the notes evidenced by the global notes for all purposes of such notes. Except as set forth below, as an owner of a beneficial interest in the global notes, you will not be entitled to have the notes represented by the global notes registered in your name, will not receive or be entitled to receive physical delivery of definitive notes and will not be considered to be the owner or holder of any notes under the global notes. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global notes desires to take any action that the nominee of the common depositary, as the holder of the global notes, is entitled to take, the common depositary will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
All payments on notes represented by the global notes registered in the name of the nominee of the common depositary will be made to the ICSDs or the nominee of the common depositary, as the case may be, as the registered owner and holder of the global notes, and our obligations to make payment on notes will, to the extent of such payments to the ICSDs or, as the case may be, the nominee of the common depositary, be discharged.
We expect that the ICSDs, upon receipt of any payment on the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of the ICSDs. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global notes held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global notes for any notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the ICSDs and their participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global notes owning through such participants or indirect participants.
Although the ICSDs customarily operate the foregoing procedures in order to facilitate transfers of interests in the global notes among participants or indirect participants of the ICSDs, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by either ICSD or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Secondary Transfers
Transfers of any interests in notes represented by a global note within Euroclear and Clearstream, Luxembourg will be effected in accordance with the customary rules and operating procedures of the relevant clearing system.
On or after the issue date of the notes, transfers of notes represented by a global note between accountholders in Clearstream, Luxembourg and Euroclear will generally have a settlement date two clearing system business days (which, for these purposes, is a day on which Euroclear and Clearstream, Luxembourg settle payments in euro) after the trade date (T+2).
None of the us, the trustee, the paying agent or any underwriter will be responsible for any performance by Euroclear or Clearstream, Luxembourg or their accountholders of their respective obligations under the rules and procedures governing their operations and none of them will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the notes represented by a global note or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Same-Day Settlement and Payment
We will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest and additional amounts, if any) by wire transfer of immediately available funds to the account specified by the paying agent; provided, however, that at our option payment in respect of definitive notes may be made by (1) check mailed to the address of the person entitled thereto as such address shall appear in the security register on the Record Date or (2) wire transfer as directed by the holder of the relevant notes, in immediately available funds to accounts maintained by the holder of notes or its nominee; provided further that in the case of a definitive note (x) the holder thereof shall have provided written wiring instructions to the paying agent on or before the related Record Date and (y) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check mailed to the address of such holder specified in the security register on the Record Date.
If the principal of or any premium or interest or additional amounts on the notes or amounts payable upon any redemption of the notes is payable on a day that is not a Payment Business Day, the payment will be made on the following Payment Business Day without the accrual of any interest on that payment.
For these purposes “Payment Business Day” means any day that is:

a) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and the City of London and, in the case of definitive notes only, the relevant place of presentation; and
b) a day on which the TARGET 2 System is open for the settlement of payment in euros.
For these purposes “TARGET 2 System” means the Trans-European Automatic Real-Time Gross Settlement Express Transfer (TARGET 2) System (or any successor thereto).

Exchange of Global Notes for Definitive Notes

We will issue definitive notes upon surrender of the global notes in accordance with their terms only if:

a) an Event of Default has occurred and is continuing; or
b) either Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days or more (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the trustee is available; or
c) we would suffer a disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of Euroclear and/or Clearstream, Luxembourg which would not be suffered were the notes in definitive form and a certificate to such effect signed by one of our authorized signatories is given to the trustee.
Thereupon (in the case of (a) or (b) above) the holder of a global note (acting on behalf of one or more of the accountholders) or the trustee may give notice to us and (in the case of (c) above) we may give notice to the trustee and the noteholders, of our intention to exchange a global note for definitive notes on or after the Exchange Date (as defined below).
On or after the Exchange Date the holder of the global note may, or in the case of (c) above, shall surrender it to or to the order of the trustee or registrar. In exchange for the global note, we shall deliver, or procure the delivery of, an equal aggregate principal amount of definitive notes, security printed in accordance with any applicable legal and stock exchange requirements. On exchange of the global note, we will procure that it is cancelled.
For these purposes, “Exchange Date” means a day specified in the notice requiring exchange falling not less than 60 days after that on which the notice requiring exchange is given and being a day on which banks are open for general business in London, the place in which the specified office of the trustee is located and, except in case of exchange pursuant to (b) above, in the place in which Euroclear and Clearstream, Luxembourg are located.
In all cases, definitive notes delivered in exchange for any global note or beneficial interest in any global note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the holder of the relevant global notes, provided that the denomination of any definitive note may not, at any time, be less than €100,000.
Neither we nor the trustee will be liable for any delay by the holder of the relevant global notes identifying the holders of beneficial interests in the global notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from Euroclear or Clearstream, Luxembourg for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the definitive notes to be issued).

Certain Covenants
Unless otherwise indicated in the prospectus supplement, Baxter will not, and will not cause or permit any restricted subsidiary to, create, incur, assume or guarantee any indebtedness that is secured by a security interest in any principal facilities of Baxter or any restricted subsidiary or in shares of stock owned directly or indirectly by Baxter in any restricted subsidiary or in indebtedness for money borrowed by one of its restricted subsidiaries from Baxter or another of the restricted subsidiaries (“secured debt”) unless the debt securities then outstanding and any other indebtedness of or guaranteed by Baxter or such restricted subsidiary then entitled to be so secured is secured equally and ratably with or prior to any and all other obligations and indebtedness thereby secured, with exceptions as listed in the indenture. These restrictions do not apply to indebtedness secured by:

• any security interest on any property which is a parcel of real property at a manufacturing plant, a warehouse or an office building and which is acquired, constructed, developed or improved by Baxter or a restricted subsidiary, which security interest secures or provides for the payment of all or any part of the acquisition cost of the property or the cost of the construction, development or improvement of the property and which security interest is created prior to, at the same time as, or within 120 days after (i) in the case of the acquisition of property, the completion of the acquisition of the property and (ii) in the case of construction, development or improvement of property, the later to occur of the completion of such construction, development or improvement or the commencement of operation, use or commercial production of the property
• any security interest on property existing at the time of the acquisition of such property by Baxter or a restricted subsidiary which security interest secures obligations assumed by Baxter or a restricted subsidiary;
• any security interest arising from conditional sales agreements or title retention agreements with respect to property acquired by Baxter or any restricted subsidiary; • security interests existing on the property or on the outstanding shares or indebtedness of a corporation or firm at the time the corporation or firm becomes a restricted subsidiary or is merged or consolidated with Baxter or a restricted subsidiary or at the time the corporation or firm sells, leases or otherwise disposes of its property as an entirety or substantially as an entirety to Baxter or a restricted subsidiary;
• security interests securing indebtedness of a restricted subsidiary to Baxter or to another restricted subsidiary;
• mechanics’ and other statutory liens arising in the ordinary course of business in respect of obligations which are not due or which are being contested in good faith; • security interests arising by reason of deposit with, or the giving of any form of security to, any governmental agency which is required by law as a condition to the transaction of any business;
• security interests for taxes, assessments or governmental charges or levies not yet delinquent or security interests for taxes, assessments or governmental charges or levies already delinquent but which are being contested in good faith; • security interests arising in connection with legal proceedings, including judgment liens, so long as the proceedings are being contested in good faith and, in the case of judgment liens, the execution has been stayed;
• landlords’ liens on fixtures located on premises leased by Baxter or a restricted subsidiary in the ordinary course of business;
• security interests arising in connection with contracts and subcontracts with or made at the request of the United States, any state of the United States, or any department, agency or instrumentality of the United States or any state of the United States;
• security interests that secure an obligation issued by the United States or any state, territory or possession of the United States or any of their political subdivisions or the District of Columbia, in connection with the financing of the cost of construction or acquisition of a principal facility or a part of a principal facility;

• security interests by reason of deposits to qualify Baxter or a restricted subsidiary to conduct business, to maintain self-insurance, or to obtain the benefits of, or comply with, laws;
• the extension of any security interest existing on the date of the indenture on a principal facility to additions, extensions or improvements to the principal facility and not as a result of borrowing money or the securing of indebtedness incurred after the date of the indenture; or
• any extension, renewal or refunding, or successive extensions, renewals or refundings, in whole or in part of any secured debt secured by any security interest listed above, provided that the principal amount of the secured debt secured thereby does not exceed the principal amount outstanding immediately prior to the extension, renewal or refunding and that the security interest securing the secured debt is limited to the property which, immediately prior to the extension, renewal or refunding, secured the secured debt and additions to the property.
For purposes of the indenture, “principal facilities” are any manufacturing plants, warehouses, office buildings and parcels of real property owned by Baxter or any restricted subsidiary, provided each such facility has a gross book value, without deduction for any depreciation reserves, in excess of 2% of Baxter’s consolidated net tangible assets other than any facility that is determined by Baxter’s board of directors to not be of material importance to the business conducted by Baxter and its subsidiaries taken as a whole.
For purposes of the indenture, “consolidated net tangible assets” are the total amount of assets that would be included on Baxter’s consolidated balance sheet under U.S. generally accepted accounting principles after deducting all short-term liabilities and liability items, except for indebtedness payable more than one year from the date of incurrence and all goodwill, trade names, trademarks, patents, unamortized debt discount and unamortized expense incurred in the issuance of debt and other like intangibles, except for prepaid royalties.
Notwithstanding the limitations on secured debt described above, Baxter and any restricted subsidiary may create, incur, assume or guarantee secured debt, without equally and ratably securing the debt securities, provided that the sum of such secured debt and all other secured debt entered into after the date of the indenture, other than secured debt permitted as described in the bullet points above, does not exceed 15% of Baxter’s consolidated net tangible assets.
For purposes of the indenture, a “restricted subsidiary” is any corporation in which Baxter owns voting securities entitling it to elect a majority of the directors and which is either designated as a restricted subsidiary in accordance with the indenture or:

• existed as such on the date of the indenture or is the successor to, or owns, any equity interest in, a corporation which so existed;
• has its principal business and assets in the United States;
• the business of which is other than the obtaining of financing in capital markets outside the United States or the financing of the acquisition or disposition of real or personal property or dealing in real property for residential or office building purposes; and
• does not have assets substantially all of which consist of securities of one or more corporations which are not restricted subsidiaries.
Restrictions on Mergers, Consolidations and Transfers of Assets

Unless otherwise indicated in the prospectus supplement, Baxter will not consolidate with or merge into or sell, transfer or lease all or substantially all of its properties and assets to another person unless:

• in the case of a merger, Baxter is the surviving corporation, or
• the person into which Baxter is merged or which acquires all or substantially all of the properties and assets of Baxter expressly assumes the payment of principal of, and premium, if any, and interest on the debt securities and Baxter’s other obligations under the indenture.
Upon any of the consolidation, merger or transfer, the successor corporation will be substituted for Baxter under the indenture. The successor corporation may then exercise all of the powers and rights of Baxter under the indenture, and Baxter will be released from all of its obligations and covenants under the debt securities and the indenture. If Baxter leases all or substantially all of its assets, the lessee corporation will be the successor and may exercise all of the respective powers and rights under the indenture but Baxter will not be released from its obligations and covenants under the debt securities and the indenture.

Events of Default
The indenture defines an “event of default” with respect to any series of debt securities. Each of the following will be an event of default under the indenture for any series of debt securities:

• our failure to pay interest on any of the debt securities of that series when due, and continuance of the default for a period of 30 days;
• our failure to pay principal or premium, if any, on any of the debt securities of that series when due, whether at maturity or otherwise;
• default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;
• our failure to perform, or our breach, of any covenant or warranty in the indenture in respect of that series, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities, and continuance of that failure or breach, without that failure or breach having been cured or waived, for a period of 90 days after the trustee gives notice to us or, in the case of notice by the holders, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series give notice to us and the trustee, specifying the default or breach;
• specified events involving our bankruptcy, insolvency or reorganization; or
• any other event of default we may provide for that series.
An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to a series of debt securities, the trustee will mail to all holders of debt securities of that series notice of the default, unless the default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to a series of debt securities, except a default in payment of principal, premium, if any, or interest, if any, if the trustee considers it in the best interest of the holders to do so. In the case of a default in the performance, or breach, of any covenant or warranty in the indenture or in respect of a series of debt securities, no notice will be given until at least 30 days after the occurrence of the default or breach. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to a series of debt securities.
The indenture provides that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization, with respect to a series of debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, and accrued and unpaid interest, if any, on, the debt securities in that series to be due and payable immediately. The indenture also provides that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to a series of debt securities occurs then the principal of, and accrued and unpaid interest, if any, on, all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities. However, upon specified conditions, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may rescind and annul an acceleration of the debt securities of that series and its consequences.
Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless those holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by taking such action.
Subject to this requirement, holders of a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the debt securities of that series.
The indenture requires the annual filing with the trustee of a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of Baxter that states whether Baxter is in default under the terms, provisions or conditions of the indenture.
Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.

Modification and Waivers
The indenture permits Baxter and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of a series affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities or the rights of the holders of the debt securities under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, among other things:

• change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on the debt securities;
• reduce the principal of or premium, if any, on the debt securities or reduce the rate of interest on or the redemption or repurchase price of the debt securities;

• change any place where or the currency in which the principal of, any premium or interest on, any debt security is payable;
• impair a holder’s right to institute suit to enforce any payment on or after the stated maturity of the debt securities or, in the case of redemption, on or after the redemption date;
• reduce the percentage in principal amount of outstanding debt securities whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences;
• make certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of outstanding debt securities necessary to consent to any such change; or
• make any change that adversely affects the right, if any, to convert or exchange any debt security for common stock or other securities in accordance with its terms.
The indenture also contains provisions permitting Baxter and the trustee, without the consent of the holders of the debt securities, to modify or amend the indenture, among other things:

• to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities any property or assets which Baxter may desire;
• to evidence succession of another corporation to Baxter, or its successors, and the assumption by the successor corporation of the covenants, agreements and obligations of Baxter;
• to add covenants and agreements of Baxter to those included in the indenture for the protection of holders of debt securities and to make the occurrence of a default of any such covenants or agreements a default or an event of default permitting enforcement of the remedies set forth in the indenture;
• to add, delete or modify the events of default with respect to any series of debt securities the form and terms of which are being established pursuant to such supplemental indenture;
• to prohibit the authentication and delivery of additional series of debt securities under the indenture;
• to cure any ambiguity or correct or supplement any provision contained in the indenture or any supplemental indenture which may be defective or inconsistent with any other provisions contained therein;
• to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture and do not adversely affect the interests of the holders of the debt securities in any material respect;
• to establish the form and terms of debt securities of any series issued under the indenture; or
• to evidence and provide for acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.

The holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with some of the restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of debt securities, waive any past default under the indenture with respect to the debt securities and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security.
In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under an indenture as of a specified date:

• the principal amount of an “original issue discount security” that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date,
• if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security,
• the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above, and
• debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.
Satisfaction and Discharge
Upon the direction of Baxter, the indenture will cease to be of further effect with respect to any debt security specified, subject to the survival of specified provisions of the indenture, when:

• either: (i) all debt securities issued under the indenture, subject to exceptions, have been delivered to the trustee for cancellation; or (ii) all debt securities issued under the indenture have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Baxter has deposited with the trustee, in trust, funds in United States dollars, or direct or indirect obligations of the United States (“government obligations”) in an amount sufficient to pay the entire indebtedness on the debt securities including the principal, premium, if any, interest, if any, to the date of the deposit, if the debt securities have become due and payable, or to the maturity or redemption date of the debt securities, as the case may be;
• Baxter has paid all other sums payable under the indenture with respect to the outstanding debt securities issued under the indenture; and
• the trustee has received each officer’s certificate and opinion of counsel called for by the indenture.
Defeasance and Covenant Defeasance
Baxter may elect with respect to the debt securities issued under the indenture either

• to defease and be discharged from all of its obligations with respect to the outstanding debt securities (“defeasance”), except for, among other things,
• the obligation to register the transfer or exchange of the debt securities,
• the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities,
• the obligation to maintain an office or agency in respect of the debt securities, and
• the obligation to hold monies for payment in trust; or
• to be released from its obligations with respect to the debt securities under specified covenants in the indenture including those described under the heading “Certain Covenants — Restrictions on the creation of secured debt”, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”), in either case upon the irrevocable deposit by Baxter with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in United States dollars and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest, if any, on the due dates for those payments.
The defeasance or covenant defeasance described above will only be effective if, among other things:

• it will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Baxter is a party or is bound;
• in the case of defeasance, Baxter will have delivered to the trustee an opinion of independent counsel confirming that
• Baxter has received from or there has been published by the Internal Revenue Service a ruling, or
• since the date of the indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based on this ruling or change in law, the opinion of counsel will confirm that the holders of the debt securities then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

• in the case of covenant defeasance, Baxter will have delivered to the trustee an opinion of independent counsel to the effect that the holders of the debt securities then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;
• if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest, if any, with respect to the debt securities provided the debt securities are redeemed on a particular redemption date, Baxter will have given the trustee irrevocable instructions to redeem the debt securities on that date; and
• no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities will have occurred and be continuing on the date of the deposit into trust, and, solely in the case of defeasance, no event of default or event which with notice or lapse of time or both would become an event of default arising from specified events of bankruptcy, insolvency or reorganization with respect to Baxter will have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.
In the event covenant defeasance is effected with respect to the debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities at the time of any acceleration resulting from that event of default. However, Baxter would remain liable to make payment of those amounts due at the time of acceleration.

Listing
The 2029 Notes and the 2024 Notes are each traded on The New York Stock Exchange under the bond trading symbols of “BAX 29” and “BAX 24,” respectively.

Governing Law
The indenture is, and the notes are, governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

The Trustee, Registrar and Paying Agent
The Bank of New York Mellon Trust Company, N.A. is the trustee and registrar and The Bank of New York Mellon, London Branch is the paying agent with respect to the notes. Neither the trustee nor the paying agent shall be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Rating Event or Change of Control Triggering Event has occurred.

Notices
So long as any notes are represented by a global note and such global note is held on behalf of a clearing system, (i) notices to the holders of notes of the series may be given by delivery of the relevant notice to that clearing system for communication by it to entitled accountholders, and (ii) notices of holders of notes may be given to us through the clearing systems in accordance with the rules and regulations of the clearing systems in effect from time to time.